 Exhibit 99.1

Arcimoto Introduces Three-Wheeled Electric Vehicle Fleet For First Responders

Built on the Arcimoto platform, the pure-electric Rapid Responder aims to provide specialized emergency, security and law enforcement services at a fraction of the economical and ecological cost of traditional ICE vehicles.

EUGENE, Ore., February 15, 2019 – Arcimoto, Inc.® (NASDAQ: FUV) unveiled the Rapid Responder, a pure electric three-wheeled vehicle designed for first responders to efficiently and more quickly reach emergencies, as well as for security and law enforcement applications.

Arcimoto also announced that it has agreed in principle to test the Rapid Responder Fleet in pilot programs with the City of Eugene, the Eugene Springfield Fire Department, and the city of Eastvale, California. Arcimoto anticipates that the first production Rapid Responders will be delivered in 2020.

“Arcimoto’s ultra-efficient three-wheeled platform offers real advantages for rapid response applications. We believe that its small-footprint, maneuverability, and instant torque will allow first responders to more quickly move through congested urban cores during emergencies, and its extraordinary efficiency will help fleets meet their long term emissions goals,” said Mark Frohnmayer, President of Arcimoto. “More than anything, we are excited to create a vehicle that helps save lives.”

“This pilot program is about finding the right tool for the job. In addition to our current fleet of engines, we see the advantage of a highly-efficient, small-footprint vehicle to help with low acuity calls, and the potential to reduce operational costs, while being better for the environment,” said Fire Chief Joe Zaludek of Eugene Springfield Fire. “We also think the Rapid Responder will have the added benefit of being a real hit at the annual Christmas Light Firetruck Parade.”

“The City of Eastvale is excited to test this vehicle for a number of reasons,” said Bryan Jones, City Manager of Eastvale, CA. “They are electric, quiet, and air-quality friendly, which is important for the greater Inland Empire Basin. They can be run on solar power from Southern California’s plentiful sunshine, and they don’t require us to fill up on gas, so it will reduce operating costs. I could see these would be great for first responders during special events or medical calls when a fire engine may not be required.”

For more information, visit www.arcimoto.com/rapid-responder. Click here for Arcimoto Rapid Responder Press Assets.

About Arcimoto, Inc.

Headquartered and manufactured in Eugene, Oregon, Arcimoto, Inc. (NASDAQ: FUV) is devising new technologies and patterns of mobility that together raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto’s Fun Utility Vehicle is one of the lightest, most affordable, and most appropriate electric vehicles suitable for the daily driver. For more information, please visit www.arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and, include, without limitation, our expectations as to Evergreen deliveries, the establishment of our service and delivery network and our expected rate of production. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; and unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Investor Relations Contact:

Greg Falesnik

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

investor@arcimoto.com

Public Relations Contact:

Susan Donahue

Managing Director

Skyya Communications

Main: 646-454-9378

pr@arcimoto.com